MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS



                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use in the registration statement of our report dated August 21, 2001, except for Note 17, as to which the date is August 31, 2001 relating to the financial statements of Tengtu International Corp. and Subsidiaries for June 30, 2001, and 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                                    /S/ MOORE STEPHENS, P.C.
                                                    ------------------------
                                                    Moore Stephens, P.C.
                                                    Certified Public Accountants



New York, New York
December 10, 2001







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